Exhibit 99.1

Blink Charging Regains Compliance with Nasdaq Listing Requirements

Bowie, Md., September 11, 2025 — Blink Charging Co. (NASDAQ: BLNK), a leading global owner, operator and provider of electric vehicle (EV) charging equipment and services, today announced that it received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) on September 9, 2025 stating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). Accordingly, Nasdaq has determined that the matter is now closed.

For more information, please visit https://www.blinkcharging.com or contact Blink Investor Relations at IR@blinkcharging.com.

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About Blink Charging

Blink Charging Co. (NASDAQ: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to transition to electric transportation through innovative charging solutions easily. Blink’s principal line of products and services include Blink’s EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network utilizes proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://blinkcharging.com/

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including Blink’s ability to maintain its Nasdaq listing in the future, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com